UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 10, 2005

MICRO THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-06523	33-0569235
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Goodyear, Irvine, California 92618

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (949) 837-3700

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 10, 2005, Micro Therapeutics, Inc. (the “Company”) awarded performance bonuses for 2004 to the Company’s executive officers. Thomas C. Wilder, III, President and Chief Executive Officer, will receive $53,250, Earl Slee, Vice President, Research & Development, will receive $41,000, Thomas Fogarty, Vice President, Marketing & Sales, will receive $41,000, Amy Walters, Vice President, Quality Assurance, Regulatory Affairs, & Clinical Affairs, will receive $37,000, William Dippel, Vice President, Operations, will receive $28,272 and Harold Hurwitz, former Chief Financial Officer, will receive $30,000. The determination of the bonuses was approved by the Compensation Committee of the Board of Directors and was based upon an evaluation of the performance of each officer, and the Company, during 2004 relative to the performance criteria established by the Compensation Committee in February 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRO THERAPEUTICS, INC.

January 13, 2005	/s/ Thomas C. Wilder
Thomas C. Wilder, III, President and Chief Executive Officer